UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)        March 25, 2008

MOVADO GROUP, INC. (Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On March 27, 2008, Movado Group, Inc. (the "Company") issued a press release announcing its results for the fourth quarter and fiscal year ended January 31, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors;
                       Appointment of Certain Officers; Compensatory Arrangements of Certain
                       Officers.

                 On March 25, 2008, Eugene J. Karpovich notified the Company that, effective March 31, 2008, he was resigning from his position as the Company’s Chief Financial Officer and Principal Accounting Officer to assume other responsibilities within the Company. Mr. Karpovich will remain an officer of the Company and a senior member of its management team focusing on various corporate worldwide initiatives. Mr. Karpovich's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On March 25, 2008, the Board of Directors, by unanimous vote, appointed Sallie A. DeMarsilis as Chief Financial Officer and Principal Accounting Officer of the Company, effective March 31, 2008.

Ms. DeMarsilis, 43, joined the Company in January 2008 as a Senior Vice President of Finance with over 15 years of financial management experience. From December 2004 through December 2007, she served as Senior Vice President of Finance with The Warnaco Group, Inc., a publicly traded global wholesaler and retailer of apparel. Prior to that, Ms. DeMarsilis held several senior financial positions with AnnTaylor Stores Corporation from November 1994 through December 2004, including Controller and Senior Vice President of Finance. AnnTaylor Stores Corporation is a publicly traded specialty retailer in the United States of women's apparel, shoes and accessories. Ms. DeMarsilis is a certified public accountant and worked in public accounting with Deloitte & Touche LLP for eight years before joining AnnTaylor Stores Corporation.

Ms. DeMarsilis’ compensation consists of a base salary of $425,000, a performance-based, annual cash incentive equal to 50% of base salary, a monthly $550 automobile allowance and a monthly housing allowance of $2,100 for so long as she rents an apartment near the Company's headquarters in Paramus, New Jersey. In addition, Ms. DeMarsilis is eligible to participate in the Company’s 1996 Stock Incentive Plan (as amended and restated in 2004, the “Stock Incentive Plan”), the Company’s Deferred Compensation Plan with a 5% Company match, the Company's Savings and Investment (401(k)) Plan and the Company’s other benefit plans available to all employees generally, including, without limitation, group medical and life insurance plans. On January 7, 2008, Ms. DeMarsilis was granted a stock award under the Stock Incentive Plan of 12,000 shares of common stock, vesting on January 7, 2011, and options to purchase 10,000 shares of common stock, at $23.27 per share, the fair market value of the stock on the grant date. The options vest equally in one-third increments each year beginning on the first anniversary of the grant date. Ms. DeMarsilis is subject to customary non-competition and non-solicitation provisions. There is no family relationship between Ms. DeMarsilis and any other officer or director of the Company.

Item 9.01.      Financial Statements and Exhibits.

     (d)     Exhibits.

     Exhibit No.                Description

                       99.1                        Press Release issued March 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 27, 2008

MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel